UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LEAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of a presentation initially used on May 30, 2007 by Lear Corporation (“Lear”) in connection with a meeting with Institutional Shareholder Services (“ISS”). Lear will also use the presentation in connection with meetings with certain of its stockholders. A cover letter from the Chairman of the Special Committee of the Board of Directors of Lear that accompanied the presentation to ISS is also included in this filing.

Larry W. McCurdy
Chairman, Special Committee of the Board of Directors
Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48033
May 29, 2007
Mr. Christopher L. Young, JD, CFA
Director, Head of M & A Research
Institutional Shareholder Services
2099 Gaither Road, Suite 501
Rockville, Maryland 20850
Dear Mr. Young:
I am writing on behalf of the Special Committee of the Board of Directors of Lear Corporation, which was charged with evaluating the merger proposal made by American Real Estate Partners L.P. (AREP) and related matters. I appreciate your willingness to meet with me and other Lear representatives on May 30th to discuss the background of the merger proposal, Lear’s response, the primary factors considered by our Board and Special Committee in their evaluation of the proposal and the reasons why we believe the AREP merger transaction is in the best interests of our shareholders. I will be joined at the meeting by Jim Stern, another independent director of Lear and member of the Special Committee, and certain members of the company’s senior management.
I hope and expect that we will be able to demonstrate that the AREP merger agreement was the product of a thoughtful and deliberative process overseen and actively managed by the independent members of Lear’s Board of Directors and warrants your support.
The automotive industry, particularly in North America, has faced serious challenges over the past several years. The declining market shares of the “Big Three” automakers, unprecedented increases in raw material and energy prices, unrelenting cost pressures and shifts in consumer preferences, among other factors, have significantly impacted Lear’s financial performance. In our view, the difficult industry conditions are likely to continue for some time. The Board and company management have been very proactive in addressing this challenging environment. During 2006, the company developed a long-range strategic and financial plan that was thoroughly reviewed by the Board and the Board’s outside financial advisor. The company also made considerable progress on important strategic and financing initiatives, including the divestiture of an unprofitable and non-strategic business segment and the refinancing of over $2.0 billion of near and medium-term debt maturities. The market reaction has been favorable, with the price of Lear common stock doubling between March 2006 and the announcement of the AREP merger proposal in February 2007.

Institutional Shareholder Services
May 29, 2007

Notwithstanding recent improvements in its operating performance and stock price, the company remains vulnerable to adverse industry conditions, which remain very challenging in North America, particularly for the domestic automakers and their suppliers. The domestic automakers represent approximately 60% of Lear’s net sales and each of them is going through major restructuring programs. These restructuring actions will, in turn, result in continued restructuring at Lear over the next several years. I, along with the other directors of Lear, concluded that the execution risk associated with Lear’s long-range plan, as a highly-leveraged public company in a dynamic and uncertain industry environment, outweighed any incremental value to the AREP offer. The factors we considered in reaching this conclusion are fully disclosed in our proxy statement and we look forward to discussing them with you.
In addition, an important element of the AREP agreement was that the company would have a meaningful opportunity to seek superior offers from other interested parties. I can assure you that the Special Committee, working with two financial advisors, has done everything possible to do so. In the nearly four months since the execution of the AREP agreement, we have contacted more than 40 potential strategic and financial buyers. To date, Lear has not received a single competing proposal. We believe this is a reflection of the current state of the automotive industry and the fact that the AREP merger proposal is fundamentally fair to our shareholders.
Thank you again for the opportunity to meet with you, and I look forward to sharing our perspectives on the proposed transaction. Attached please find a copy of the presentation we intend to review at the meeting.

By:	/s/ Larry W. McCurdy

Larry W. McCurdy
Chairman, Special Committee of the Board of Directors
/attachment

Review of Lear / AREP Merger Proposal May 30, 2007

Outline Background Strategic Planning Process Long-Range Plan Merger Proposal Shareholder Recommendation

Background

Lear Profile Founded in 1917 LBO in 1988; public in 1994 $17.8 billion global automotive supplier $14.6 billion in core Seating and Electronic and Electrical businesses Strong market position in core businesses 17 major acquisitions since 1994 Lear ranks #130 among the Fortune 500 More than 90,000 employees at 236 facilities in 33 countries

Electronic and Electrical 2006 Sales: $17.8BN 2006 Sales: $11.6BN Seating Manufacture, assembly, design and engineering of vehicle seating requirements Produces seat systems and components for automobiles and light trucks Fully-assembled seats on a JIT basis; structures and mechanisms; cloth, vinyl and leather seat trim covers; foam; other components Interior Manufacture, assembly, design and engineering of interior components Contributed Interior business to joint ventures in exchange for minority equity interest 2006 Sales: $3.2BN 2006 Sales: $3.0BN Manufacture, assembly, design and engineering of electrical distribution systems and electronic modules Electrical distribution systems: wire harnesses, terminals and connectors, junction boxes / smart junction boxes Electronic modules and systems: interior control, entertainment, wireless Product Segments

Competitive Position #2 position in North America and Europe* Solid foothold in Asia, particularly in China and India Strategy to grow component capabilities in low-cost countries Opportunities to leverage structural cost advantages Organic and acquisition growth opportunities in components Growth with Asian OEMs a key success factor Electrical Distribution #3 and #4 position in North America and Europe, respectively* Small, growing position in Asia, particularly in China and the Philippines Lowest total cost and low-cost country footprint are key success factors Larger competitors growing aggressively, especially in new markets - backlog under pressure Delphi, Yazaki and Sumitomo all have significant terminals and connectors capabilities Acquisition growth opportunities more likely than organic growth Electronics Niche player in body electronic modules, wireless and audio/video Competition from major automotive electronics companies and other niche players Seating Electronic and Electrical * Lear 2006 Market Share Study / CSM Worldwide Survey Data based on 2005 production.

North America ROW Europe East 0.55 0.09 0.36 North America 55% Europe 36% Rest Of World 9% Geographic And Customer Mix Of Sales 2006* Big Three All other East 0.843 0.157 Big Three 84% All Other 16% Worldwide Sales Mix Customer Mix in North America * Lear's reported net sales, including Seating, Electronic and Electrical and Interior segments.

Trend Of Net Sales 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 3.1 3.5 4.9 5.5 7.3 9.9 11.3 11.2 11.9 12.9 14 14 14.6 1.25 1.3 1.8 1.8 2.5 2.8 2.4 2.5 2.8 3 3.1 3.2 ($ Billions) $17.8 $3.1 Revenue Growth Has Moderated With Significant Core Product Market Penetration and Intensified Competitive Conditions, Particularly In North America Seating and Electronic and Electrical Interior

OEM Outsourcing Toward Systems / Modules Growth on Higher Contented Vehicles Suppliers' design, engineering and purchasing responsibility Manufacturing outsourcing from OEMs to suppliers Single supplier responsibility Higher value-added, systems and modules integrating multiple components Growth in Big 3 SUVs and light trucks in North America Higher average content and features (i.e., leather trim, power features, heated/cooled seats, etc.) Industry Drivers Of Sales Growth And Financial Performance Selective OEM in-sourcing of design, engineering and purchasing Little manufacturing outsourcing potential remains Multiple suppliers Increased component-focused sourcing by OEMs Growing foreign competition and crossovers Plateau in penetration rates of higher content features Fuel-efficiency focus - smaller vehicles Industry Drivers Historic Trends Emerging Trends

North American Market -- Production Trends For Big 3 And Asian Manufacturers (vehicle in units) Big Three Overall Asian OEM Big Three Light Truck Big Three Truck Production In N.A. Now On Same Declining Trend As Big Three Overall

Lear's Average Content Per Vehicle* Big Three Light Truck in N.A. Lear's Top Ten Light Trucks in N.A.** North America Europe Asia Avg. Content per Vehicle 673 1300 480 300 35 High N.A. Light Truck Content Per Vehicle Heavily Weighted To Big Three Light Trucks * * Lear's top ten light truck platforms in North America represent 83% of Lear's light truck revenue in North America. * 2006 data, reflects Seating and Electronic and Electrical segments. By Major Region

High Correlation Between N.A. Big Three Light Truck Production And Lear's Core Operating Earnings* Core Operating Earnings N.A. Big Three Light Truck Production 6.0 6.6 Lear Core Operating Earnings (in millions) # of N.A. Big Three Light Trucks (vehicles in units) * Core operating earnings reflects income before interest, other expense, income taxes, restructuring costs and other special items. Pretax income (loss) before cumulative effect of a change in accounting principle was $(655.5) million, $(1,187.2) million, $472.0 million and $154.7 million for the years 2006, 2005, 2000 and 1995, respectively. Please see slides titled "Non-GAAP Financial Information" at the end of this presentation for further information.

Since 2005, The Automotive Industry Environment Has Become Even More Challenging Increased foreign competition and other effects of globalization Shifts in consumer purchasing patterns, particularly with respect to light trucks and SUVs in North America Increased energy prices Increased price of key commodities and raw materials; significant financial distress within supply base Major restructuring initiatives, including significant capacity reductions implemented by the Big Three Lear's Operating And Financial Performance Since 2005 Has Been Adversely Impacted By These Industry Conditions

Industry Challenges Raw Material Prices And Distress In Supply Base Sustained Increases in Commodity Prices 2003 2004 2005 2006 bankr. 2 4 14 10 cessation 6 8 11 5 high risk 0 10 21 30 West Cessation of Operations High Risk Bankruptcies Increased Distress Within Lear's Supply Base Based on Lear's internal estimates 57% 97% 129% 260% 101% 250%

Summary Of Big Three Major Restructuring / Turnaround Plans General Motors - "Turnaround Plan" Reduce 30,000 hourly jobs and close 12 facilities by 2008 (9 assembly, stamping and powertrain plants and 3 parts facilities) Capacity reduction in North America of 1 million units Ford - "Way Forward Plan" Reduce 4,000 salaried positions and 25,000 to 30,000 hourly positions Idle 14 manufacturing facilities through 2012, including 7 vehicle assembly plants Net material cost reductions of about $6 billion by 2010 Capacity reduction in North America of 1.2 million units DaimlerChrysler - "Recovery and Transformation Plan" Reduce 13,000 employees Idle 1 assembly plant and eliminate shifts at 3 other facilities Capacity reduction in North America of 400,000 units Big Three Restructuring Will Reduce Capacity In North America By 2.6 Million Units By 2010

In Early 2006, Volatile Industry Conditions Drove Speculation About Lear's Viability Lear in the News "Lear was among the many auto suppliers that were badly bloodied in 2005, as vehicles sales at General Motors Corp. and Ford Motor Co. tumbled and the cost of materials rose. . ." -- Wall Street Journal, Feb. 27, 2006 "Fitch cut Lear Corp.'s debt ratings much deeper into junk status, citing the auto supplier's heavy reliance on business from General Motors and Ford Motor Company. . .Lear Corp.'s credit spreads remained at levels implying debt investors fear the auto parts supplier could take a major turn for the worse in coming months" --Reuters, March 15, 2006 "The ratings cut is the latest in a string of troublesome signs for Lear, which is staring down a possible liquidity crunch and whose stock this week hit its lowest intraday point since the company went public in 1994" --Dow Jones, March 15, 2006 LEAR CEO TRIES TO DISPEL FEARS OF BANKRUPTCY -- Detroit Free Press, March 15, 2006 Security Analyst Comments "Supplier distress is likely to get worse" -- Rod Lache, Deutsche Bank, March 5, 2006 "We believe refinancing this debt could prove to be a significant uphill battle for Lear, given the company's deteriorating fundamentals. . ." -- Joe Amaturo, Calyon Securities, March 20, 2006 "The continuous downsizing of GM and Ford by pure economic forces as opposed to design, has been tough on U.S. auto suppliers, particularly those over-exposed to them. The tenuous state of affairs came to a head a few weeks ago with Dana's bankruptcy filing. The question on the market's mind is 'who is next?' Many suspect Lear." -- John Murphy, Merrill Lynch, March 21, 2006

Strategic Planning Process

Strategic Planning Process Initiated Mid-2005 To Address Industry Challenges Mid-2005 Strategic Planning Activities Launched major restructuring initiative Explored strategic alternatives for Interior business Developed three-year financial plan Engaged advisors and obtained outside perspectives Dedicated review at Board meeting in November 2005 2006 Strategic Planning Activities Intensified focus on near and long-term planning Revised three-year financial forecast Developed detailed business segment strategic plans Increased product-line focus; developed detailed market and customer plans Based Long-Range Plan on operational strategies and objectives Engaged J. P. Morgan to evaluate Long-Range Plan and various other strategic options Detailed reviews with Board of Directors

Primary Elements Of Strategic Planning Process* Detailed strategic plan Review of long-term capital structure Formulation and execution of plan for Interior segment Restore financial performance to historical levels Ensure stability, sufficient liquidity and capital resources New operating model for a capital-intensive and commodity-oriented business LONG-TERM ACTIONS / RESULTS NEAR-TERM ACTIONS / RESULTS Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Near-Term Actions Taken To Improve Shareholder Value Announced $250 million Restructuring (June 2005) Announced framework agreement with W.L. Ross regarding Interior business (October 2005) Completed $2.7 billion financing transaction (April 2006) Announced European Interior business joint venture (July 2006) Implemented a streamlined, product-focused global organization; consolidated numerous administrative functions and divisions Announced Carl Icahn's $200 million equity investment (October 2006) Completed European Interior business joint venture (October 2006) Announced North American Interior joint venture (November 2006) Completed $900 million senior note offering to refinance 2008/2009 debt maturities (November 2006)

Feb. 2, 2006 Lear's Share Price Has Responded Favorably To Shareholder Value Initiatives Feb. 2, 2007 $25.25 $34.67

Long-Range Plan

2000 - 2005 1994 - 1999 2006 - Forward Seat Manufacturer Evolution of Lear Total Interior Capability Product-Line Focused; Global, Cost Competitive Footprint Strategic Partner Systems Integrator Supplier Strategic Acquisitions Restructuring / LCC Footprint Core Product Focus / Vertical Integration Diversify Sales / Asia and Asian OEM Growth Long-Range Plan A Strategic Partner For OEMs* Operational Excellence Major Initiatives Over Time Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Long-Range Plan Summary* Restructuring / Shift of Capacity to Low Cost Countries Core Product Focus / Vertical Integration Sales Diversification and Growth Requires coordination and support of multiple constituencies (customers, supply base, unions, etc.) Phased approach required given operational constraints Geographic risk Ability to realize and retain savings Technology development; lead time Generally more capital intensive Expansion of core capabilities Difficult to offset declining market share of major Big Three platforms Growth in primarily lower content segments and markets Plan included ~$2 billion of pursued new business Key Considerations Key Elements of Plan Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

12.2 Lear Long-Range Plan Assumptions Big Three Car and Truck 13.5 10.2 10.9 10.6 17.0 15.9 Total Car and Light Truck Production 14.9 17.2 15.3 Key Assumption Of Long Range Plan: N.A. Industry Production (July 2006)* Industry upturn in 2007 and growth back to peak levels (17.0 million) Big Three stable near-term, subsequent growth below overall industry 2006 actual volumes below planning levels (in millions) Vehicle Units Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

2005 2006 2007 Outlook 104 100 100 East West North Long-Range Plan Global Restructuring Initiative* Lear's major restructuring initiative was launched in mid-2005 in response to depressed industry conditions, changing market trends and significant customer restructuring actions and is expected to total $300 million by the end of 2007 Restructuring investments of $240 million were expected to be required in the 2008 - 2010 time-frame (based on July 2006 N.A. production assumptions) Based on current production outlook, an additional $100 million of restructuring may be required Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information. 2008 2009 2010 120 70 50 East West North Long-Range Plan (in millions) Major Restructuring Initiative (in millions)

Long-Range Plan Structural Cost Reduction Plans* U.S. / Canada / W. Europe Mexico / E. Europe / Asia Significant Shift Of Lear's Global Footprint - Major Execution Challenge And Additional Investment Required Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Long-Range Plan Capital Spending (July 2006)** 2001 2002 2003 2004 2005 2006 2007 Plan 2008 Plan 2009 Plan 2010 Plan Seating 168 182 262 342 378 249 259 235 252 227 Electrical / Electronics 46 83 108 116 103 77 84 78 79 70 HQ / Other 16 9 32 17 45 11 6 16 11 11 168 183 262 342 377 249 246 235 250 225 Capital Spending* Peak New / Replacement Program Spending Flexible Seat Architecture Investments Automated quality initiatives Initial LCC investments Support Normal Level of Business Backlog Continued LCC Investments/Increased Vertical Integration Mexico Metals / Mechanism Facilities Eastern Europe Metals / Mechanism Facilities Foam / Headrest Capacity - Mexico / E. Europe ($ millions) * Capital spending and % sales data exclude Interior business. Interiors $99 $90 $114 $87 $191 $99 1.5% 2.0% 1.5% 2.7% 2.4% 1.6% 1.7% 1.6% 1.7% 1.5% % of Sales ** Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Organic Sales Diversification Continues Through Planning Period; Acquisitions Necessary For More Meaningful Change Long-Range Plan (July 2006) Continue To Diversify Regional And Customer Sales Mix* 2002 2006 2010 Big Three Other East 0.87 0.13 Big Three Other East 0.8 0.2 Big Three Other Big Three Other Big Three Other East 0.85 0.15 Big Three Other Europe N. A. Asia / ROW East 0.35 0.62 0.03 Europe NA Asia / ROW East 0.4 0.5 0.1 Pickups and Large SUVs Passenger Cars and Vans Cross Over East 0.37 0.5 0.13 North America Asia / ROW Europe North America Europe Asia / ROW North America Europe Asia / ROW Customer Mix in N.A. Geographic Sales Mix * Reflects Seating and Electronic and Electrical segments. Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Merger Proposal

Merger Proposal Mr. Icahn first expressed an interest in acquiring Lear in January 2007 Strategic planning process was well underway Special committee of independent directors was formed to oversee negotiations with Mr. Icahn and to evaluate other options Special committee engaged J.P. Morgan, Evercore and legal advisors Company immediately updated Long-Range Plan for current industry production outlook

Long-Range Plan Revised Industry Volume Assumptions* ** Reflects J. D. Power & Associates January 2007 forecast for years 2008-2010. * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Long-Range Plan Revised Financial Outlook For Core Business* Long-Range Plan -- Initial Status (July LRP)** 2007 2008 2009 2010 Net Sales............................ $14,894 $14,806 $14,492 $14,910 EBITDA.............................. 879 925 1,010 1,089 Operating Income............... 542 585 684 781 Long-Range Plan -- Current Industry Outlook** 2007 2008 2009 2010 Net Sales........................... $15,104 $13,933 $13,622 $13,860 EBITDA............................. 810 835 886 939 Operating Income............... 488 521 582 655 EBITDA and operating income include approximately $330 million of restructuring costs during the forecast period. EBITDA and operating income include approximately $340 million of restructuring costs during the forecast period, but exclude $150 million of additional cash investments to support the supply chain and to fund additional restructuring actions to align operations with the revised production outlook. [2007 EBITDA and operating income adjusted to exclude restructuring costs and other special items are $914 million and $592 million, respectively.] * Reflects Seating and Electronic and Electrical segments. ** Operating income is defined as income before interest, other expense and income taxes. EBITDA is defined as income before interest, other expense, income taxes, depreciation and amortization. Please see slides titled "Non-GAAP Financial Information" and "Forward Looking Statements" at the end of this presentation for further information.

Long-Range Plan Industry Risks And Execution Considerations* Key Industry Risks Weaker U.S. economy or possible recession Permanent capacity reductions by Big Three limit upside potential Uncertainty surrounding Big Three labor relations Viability of Big Three dependent on major turnaround in profitability High raw material or energy prices Further mix shift toward smaller, more fuel efficient vehicles Plan Execution Considerations Performance depends on aggressive cost reductions/efficiency actions Company may not retain 100% of restructuring savings New product focus requires expansion beyond core capabilities More vertically integrated business model increases operating leverage Plan includes significant new business awards Continued diversification of sales required; acquisitions may be necessary Ability To Achieve Long-Range Plan Dependent On A Number Of Internal And External Factors * Please see slide titled "Forward-Looking Statements" at the end of this presentation for further information.

Evaluation Of Proposal Special committee and Board thoroughly evaluated Icahn offer (11 meetings prior to agreement) July 2006 valuation analysis of Long-Range Plan indicated that stock was trading near full-value Since July 2006, industry environment in N.A. has worsened, but capital markets have improved Special committee considered internal and external alternatives, including strategic discussions pursued during 2006 Risks inherent in Long-Range Plan exceeded benefits of potential incremental value J.P. Morgan engaged to update valuation analysis which indicated that Icahn offer was near full value

Range Of Lear Valuations

Security Analysts' Outlook For Lear And The Big Three Not Positive Security Analysts' Ratings at the Time of Icahn Offer Buy Hold Sell Auto Suppliers Lear 8% 67% 25% JCI 50% 50% 0% 10 Major Suppliers 25% 61% 14% Automotive Manufacturers Big Three 15% 46% 39% Toyota 100% 0% 0% Source: Thomson Financial

Calyon Baird UBS B of A Lehman Deutsche Bank Credit Suisse Analyst Consensus Citigroup KeyBanc East 16 24 26 26 27 28 29 29 34 37 Security Analyst Price Targets For Lear As of February 2, 2007 Source: Thomson Financial

Proposed $36 Share Offer Represents Significant Premium Over Lear's Recent Trading Range 2/2/2007 2/2/2006 Proposed offer represents a significant premium over Lear's prior 1-year trading range: Price Premium Announcement of bank financing commitments 3/29/06 $18.49 95% Average price one-year prior to offer $23.21 55% Prior to announcement of Icahn equity investment 10/16/06 $24.59 46% Consensus of security analysts -- Lear target prior to offer $29.00 24% Average price 60-trading days prior to offer $31.35 15% Average price 30-trading days prior to offer $31.49 14% $25.25 $16.12 $34.67 Stock Price

Proposed Offer Represents A Significant Multiple Of Lear's Projected 2007 And 2008 Earnings* 2007 2008 0.062 0.061 East West North 2007 2008 0.104 0.097 East West North Multiple of EBITDA** Multiple of EBIT** ** Multiples include factored receivables balance at year-end 2006 of $256 million. * Please see slides titled "Non-GAAP Financial Information" and "Forward Looking Statements" at the end of this presentation for further information.

Opportunity To Solicit Alternative Bids Merger agreement provided for a 45-day period for Lear to actively solicit alternative bids Board engaged two investment banks (J.P. Morgan and Evercore) to aggressively solicit alternative bids Management presentation developed and included along with other confidential information in electronic data room Contact was made with 41 firms, including every major strategic and potential financial buyer; confidentiality agreements signed with 8 parties Solicitation period ended on March 26, 2007, however, discussions with certain parties continued No alternative bids have been received to date

Shareholder Recommendation

Summary Of Investor Considerations Lear is a great company operating in a dynamic and volatile industry, particularly in North America Company engaged in a process for over one-year that provided the foundation necessary to evaluate the Merger Proposal Company has implemented near-term actions to restore shareholder value - further improvement in shareholder value is largely dependent on industry conditions, strategic initiatives, success of major customers and mix of vehicle platforms going forward Long-Range Plan implies improved financial performance over the next four years, requiring a high level of internal execution, amid challenging and uncertain industry conditions Major risks include: Lear's ability to implement required restructuring and retain savings; the long-term impact of permanent Big Three capacity reductions in North America, coupled with the fact that programs outside N.A. typically do not have the content or volume to offset Big Three declines; the financial condition of the Big Three and supply base; and the future composition of vehicle sales Evaluation of the Merger Proposal has been comprehensive and keenly focused on maximizing shareholder value Lear's Board executed an objective and careful process, including the engagement of multiple advisers, and has taken into account all relevant considerations in negotiating and evaluating the adequacy of the Merger Proposal and potential alternatives Lear's Board recommends that shareholders approve the Merger Proposal - see Proxy for details Background Shareholder Recommendation Strategic Planning Process Long-Range Plan Merger Proposal

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this presentation, the Company has provided information regarding "income before interest, other expense, income taxes, restructuring costs and other special items" (core operating earnings), "income before interest, other expense and income taxes", which is referred to in this presentation as operating income or EBIT and "income before interest, other expense, income taxes, depreciation and amortization" (EBITDA) (each, a non-GAAP financial measure). Other expense includes, among other things, foreign exchange gains and losses, fees associated with the Company's asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and gains and losses on the sale of assets. Management believes the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes that core operating earnings, operating income and EBIT are useful measures in assessing the Company's financial performance by excluding certain items (including those items that are included in other expense) that are not indicative of the Company's core operating earnings or that may obscure trends useful in evaluating the Company's continuing operating activities. The Company considers EBITDA an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other investing and financing activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company's results of operations and provide improved comparability between fiscal periods. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods. Core operating earnings, operating income, EBITDA and EBIT should not be considered in isolation or as substitutes for pretax income, net income, cash provided by (used in) operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth on the following slide are reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Our Long-Range Plans do not include a forecast of pretax income or other GAAP measures, the components of which are not reasonably ascertainable. Therefore, a reconciliation of forward-looking financial measures is not feasible. The magnitude of these items, however, may be significant. Non-GAAP Financial Information

Non-GAAP Financial Information Core Operating Earnings

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company's customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, disruptions in the relationships with the Company's suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company's ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company's warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company's key customers and suppliers, raw material costs and availability, the Company's ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company's ability to align its vendor payment terms with those of its customers, the finalization of the Company's restructuring strategy and other risks described from time to time in the Company's Securities and Exchange Commission filings. In particular, the Company's financial outlook is based on several factors, including the Company's current vehicle production and raw material pricing assumptions. The Company's actual financial results could differ materially as a result of significant changes in these factors. The Company's proposed merger with AREP Car Acquisition Corp. is subject to various conditions including the receipt of the requisite stockholder approval from the Company's stockholders, antitrust approvals and other conditions to closing customary for transactions of this type. No assurances can be given that the proposed transaction will be consummated or, if not consummated, that the Company will enter into a comparable or superior transaction with another party. The forward-looking statements in this presentation are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof. Important Additional Information has been and will be filed with the SEC In connection with the proposed Merger, Lear filed a definitive proxy statement with the Securities and Exchange Commission ("SEC") for its shareholders' meeting, and began the process of mailing that proxy statement, together with a proxy card, on May 23, 2007. Before making any voting decision, Lear's shareholders are urged to read the proxy statement regarding the Merger carefully in its entirety because it contains important information about the proposed transaction. Lear's shareholders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Lear's shareholders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents by directing such request to Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48086-5008, Attention: Investor Relations, or through Lear's website at www.lear.com. Lear and its directors and officers may be deemed to be participants in the solicitation of proxies from Lear's shareholders with respect to the Merger. Information about Lear's directors and executive officers and their ownership of Lear's Common Stock is set forth in the proxy statement. Shareholders and investors may obtain additional information regarding the interests of Lear and its directors and executive officers in the Merger, which may be different than those of Lear's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which have been, and which may in the future be, filed with the SEC.